Exhibit 99.3c

CERTIFICATE OF OFFICER

OF

LENNAR PARTNERS, INC

Pooling and Servicing Agreement

dated as of June 1, 2003, (the "Agreement"), by and among

Deutsche Mortgage & Asset Receiving Corporation, as Depositor, GMAC

Commercial Mortgage Corporation, as Servicer, Wells Fargo Bank Minnesota,

N.A., as Trustee, LaSalle Bank National Association, as Bond Administrator and

Paying Agent, and Lennar Partners, Inc., as Special Servicer

(COMM 2003-LNB1)

The undersigned, Susan K. Chapman, as Vice President of LENNAR PARTNERS, INC., a Florida Corporation (the "Company"), in accordance with Section 3.14 of the Agreement, does hereby certify on behalf of the Company that (i) a review of the activities of the Company during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposed to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC, Lower-Tier REMIC or the Loan REMICs as a REMIC from the IRS or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the 1st day of March, 2004.

Susan K. Chapman

Susan K. Chapman

Vice President

Lennar Partners, Inc.

OC COMM 2003-LNB1